Exhibit 23.2

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Spreadtrum Communications, Inc. of our report dated April 6, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in Spreadtrum Communications, Inc.’s Form 20-F for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
February 17, 2012

PricewaterhouseCoopers Zhong Tian CPAs Limited Company, 11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Luwan District, Shanghai 200021, PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com